Exhibit D-7.1

COMMONWEALTH OF VIRGINIA
BEFORE THE
STATE CORPORATION COMMISSION


Joint Petition of

VIRGINIA ELECTRIC AND
POWER
COMPANY,
			Principal
Petitioner


	CASE NO. PUA990068

and

DOMINION RESOURCES SERVICES,
INC., and CONSOLIDATED NATURAL
GAS SERVICE COMPANY, INC.,
			Affiliate Petitioners

For approval and termination of
agreements, transfer of assets and
liabilities under Chapter 4, Title 56, Code of Virginia of 1950, as amended, and for exemption of future similar transactions from the requirements of Section 56-77A of the Code of Virginia, as amended


PETITION FOR APPROVAL AND
TERMINATION OF AGREEMENTS, TRANSFER
OF ASSETS AND LIABILITIES UNDER
CHAPTER 4, TITLE 56, CODE OF VIRGINIA OF
1950, AS AMENDED, AND FOR EXEMPTION OF
FUTURE SIMILAR TRANSACTIONS FROM THE
REQUIREMENTS OF Section 56-77A OF THE CODE OF
VIRGINIA, AS AMENDED


	By Order of the Virginia State Corporation Commission (the "Commission") dated December 29, 1999 in the instant proceeding, the Commission approved (1) that certain agreement between Dominion Resources Services, Inc. ("DRS"), Consolidated
Natural Gas Service Company, Inc. ("CNG Service") and Virginia Electric and Power
Company ("Virginia Power") (the "Original Services Agreement") and (2) that certain agreement between Virginia Power and DRS ("Original Support
Agreement"), both filed
with and made part of such proceeding. The Commission imposed, as a condition to the
Order approving the Original Services Agreement and Original Support Agreement, a requirement that no changes be made to the terms and conditions of the Original Services
Agreement or the Original Support Agreement without prior Commission approval.
	The parties to the Original Services Agreement now wish to replace that agreement with a new service agreement that reflects the proposed merger of DRS and
CNG Service and the adoption of certain modified allocation methodologies which will more accurately reflect the operations of the companies to whom services are provided.
Accordingly, Virginia Power and DRS hereby request Commission approval of the new service agreement between DRS and Virginia Power, a true copy of which is attached hereto as Exhibit 1 (the "New Services Agreement") and Virginia Power, DRS and CNG
Service request Commission authorization to terminate the Original Services Agreement.
The parties to the Original Support Agreement wish to make certain revisions to that agreement in order to reduce the number of services covered by the agreement and to clarify certain aspects of the agreement's cost allocation methodologies. Accordingly,
Virginia Power and DRS hereby request Commission approval of a new support agreement, a true copy of which is attached hereto as Exhibit 2 ("New Support
Agreement") and authorization to terminate the Original Support
Agreement.
	The reduction in Virginia Power services to DRS reflects successful efforts to transfer those services from Virginia Power to DRS and to staff DRS with employees associated with those services. It is necessary also to transfer to DRS certain Virginia
Power general plant assets and equipment under capital leases associated with those services and employees and certain employee benefit-related assets and liabilities.
Accordingly, Virginia Power and DRS hereby request the Commission to approve the transfer of those assets and liabilities. Finally, Virginia Power requests under Virginia
Code Section 56-77B exemption of similar future transfers from the requirements of subsection
A of that section.
A completed Transaction Summary in support of this Petition is contained in
Exhibit 3 to this Petition.
	In support of this Petition, Virginia Power, DRS and CNG Service respectfully state as follows:
Petitioners

1.	Virginia Power is a Virginia public service corporation providing electric
service to customers in its service territory in Virginia and North Carolina. Virginia
Power is a wholly-owned subsidiary of Dominion Resources, Inc.
("Dominion").
Dominion is a "holding company" as defined in the Public Utility
Holding Company Act
of 1935 ("1935 Act") and is subject to regulation as such by the Securities and Exchange
Commission ("SEC"). DRS and CNG Service also are subsidiaries of Dominion. The attorneys of record for Virginia Power, DRS and CNG Service are:
Edward L. Flippen
			Stephen H. Watts, II
			McGuireWoods, LLP
			One James Center
			901 East Cary Street
			Richmond, Virginia 23219
			(804) 775-1000 (Phone)

The attorneys of record for Virginia Power are:

		Pamela Johnson
			Sharon L. Burr
			Dominion Resources Services, Inc.
			P.O. Box 26666
			Richmond, Virginia 23261-6666
			(804) 771-3549 (Phone)

Virginia Power's address is:

			Virginia Electric and Power Company
			701 East Cary Street
			Richmond, Virginia 23219

New Services Agreement

2.	Under the 1935 Act, registered holding companies are prohibited from
performing services for or selling goods to their subsidiaries. One of the benefits of a holding company structure, however, is that the members can operate more efficiently by
sharing the cost of centralized services. In order to allow registered holding companies to take advantage of such efficiencies, the SEC has authorized registered holding companies to establish a service company subsidiary to provide centralized services to the registered
holding company and its subsidiaries.  1935 Act, Section 13(b) and
Rule 88.
3.	Consolidated Natural Gas Company ("CNG") established such a
subsidiary, CNG Service, to perform centralized services for CNG subsidiaries at their election.  Additionally, in anticipation of becoming a registered holding company in
connection with its acquisition of CNG, Dominion established a service company
subsidiary, DRS, to offer centralized services for Dominion and its subsidiaries
("Dominion Companies").  When DRS became operational, it had no experience with
operations of a centralized service company under the 1935 Act. Additionally, at such time CNG Service had no experience with the provision of services to the types of
business operations, including major electric generation, transmission and distribution businesses, owned by Dominion. Under these circumstances it was not realistic for either such service company to be the exclusive provider of centralized services for all of the
Dominion Companies.  Accordingly, the Commission and the SEC each granted
authority for DRS and CNG Service to operate in tandem under the
Original Services
Agreement, so that all of the Dominion Companies would be able to obtain from DRS
and CNG Service those services necessary to meet their needs.
4.	On December 15, 1999, the SEC issued an Order Authorizing
Acquisition
of Public Utility Companies and Related Transactions; Approving Service
Company
Arrangements; and Reserving Jurisdiction in which it, in part, approved the formation of
DRS and the participation of DRS, CNG Service and Virginia Power in the
Original
Services Agreement and the participation by DRS and Virginia Power in the Original
Support Agreement (Dominion Resources, Inc and Consolidated Natural Gas
Company,
Release No. 35-27113; 70-9477) (the "SEC Order").  The SEC Order
provides, in part,
for Dominion to submit a revised centralized services agreement to the
SEC for a
supplemental order on or before February 1, 2001.  Pursuant to the SEC
Order, the
revised service agreement is to reflect the consolidation of most services into a single service provider, together with any requested amendments and modifications designed to reflect the efficiencies and administrative synergies of the combined operations of
Dominion and CNG.  In order to comply with the SEC Order, DRS and CNG
Service
propose to merge effective January 1, 2001, with DRS being the surviving entity.  DRS
would then be the sole subsidiary service company for the Dominion
Companies.
5.	In order to reflect the merger of DRS and CNG Service described above,
Virginia Power, DRS and CNG Service propose to terminate the Original
Services
Agreement, which would be replaced by the New Services Agreement.  In addition to
changes reflecting the consolidation of DRS and CNG Service, certain of the allocation provisions have been modified to better align the allocation bases with the cost drivers of the services. A detailed description and explanation of these modifications is contained in Exhibit 4.  A blacklined version of the New Services Agreement compared to the
Original Services Agreement is contained in Exhibit 5.
New Support Agreement
6.	The Original Support Agreement was established to enable DRS to obtain
from Virginia Power certain services necessary for DRS to provide centralized services to the Dominion Companies.  The SEC Order also provided that any revisions to the
Original Support Agreement were to be reflected in the Dominion filing to be made with
the SEC by February 1, 2001. DRS has determined that, although it no longer needs, or will not need as of January, 2001, all of the services contemplated by the Original
Support Agreement, it will continue to need certain services from
Virginia Power
covered by that agreement.  DRS and Virginia Power have identified a number of
services that should be removed from the agreement (Auditing, Legal, Employee/Benefits/Pension Investment, Executive and Administration, Environmental
Compliance, Exploration and Development, Risk Management, Tax and Treasury/Finance), as well as certain other revisions that should be made to clarify the
agreement's cost allocation methodologies. In order to make these revisions, DRS and
Virginia Power propose to terminate the Original Support Agreement and replace it with the New Support Agreement between DRS and Virginia Power.  A blacklined version of
the New Support Agreement compared to the Original Support Agreement is contained in
Exhibit 6.
7.	As proposed, immediately upon the merger of DRS and CNG Service,
(a)
the Original Services Agreement would be terminated, and Virginia Power and DRS
would replace it by executing the New Services Agreement in the form of
Exhibit 1; and
(b) the Original Support Agreement would be terminated and Virginia
Power and DRS
would replace it by executing the New Support Agreement in the form of
Exhibit 2.
Therefore, Virginia Power and DRS request this Commission to approve the New
Services Agreement and New Support Agreement under the Affiliates Act, such that
Virginia Power and DRS may enter into the New Services Agreement and
New Support
Agreement without the need to file for further approval from the
Commission.
Transfer of Virginia Power Assets and Liabilities to DRS
8.	Since the Original Services Agreement became effective, Virginia
Power
and DRS have worked to reduce the number and types of services that DRS needs from
Virginia Power. As a result of this effort, a number of services have been transferred (or will be transferred as of January 1, 2001) from Virginia Power to DRS, such that DRS is able to reduce the list of services covered by the Original Support Agreement, as stated
above.  As this effort has progressed, DRS has become, or will become by January 1,
2001, staffed with employees to perform the transferred services.  It is necessary also for
certain Virginia Power assets associated with the transferred services to be transferred to
DRS, as well.
9.	Virginia Power proposes to transfer three primary classes of assets to
DRS:  (a) general plant; (b) equipment covered under capital leases and
(c) certain
employee benefit-related assets and liabilities. General plant to be transferred includes office furniture and fixtures, data processing equipment hardware, communications
equipment and miscellaneous equipment.  The data processing equipment includes
personal computers owned by Virginia Power, as well as printers, fax machines and other peripheral-type equipment.  The communications equipment includes telephone system,
voice mail system, microwave radio and fiber optic transceiver assets. The equipment covered by capital leases is primarily personal computers. The general plant assets are currently accounted for by using mass asset accounting.  As a result, the assets to be
transferred have been determined based on an allocation as described below. The asset amounts to be transferred to DRS were determined by first identifying those Virginia
Power locations that house DRS employees. Calculations of the total gross amounts of general plant were made for each location.  These costs were allocated to DRS based on
head counts.  A proportionate share of the depreciation was allocated to the assets to be
transferred.  Assets held under capital leases were assigned to DRS based on a head count
of the total number of DRS employees.  An estimated summary of these assets to be
transferred is contained in Exhibit 7.  A schedule showing the estimated journal entries
accounting for the transfer of these Virginia Power assets to DRS is contained in Exhibit
8. Finally, certain employee benefit-related accounts relating to benefits of employees and executives of Virginia Power that are now employees of DRS need to be transferred
to DRS. Beginning on the date of employee transfer, the accruals for such benefits have been recorded at DRS. However, amounts previously accrued for these employees/executives are still reflected on the books of Virginia
Power.  As ultimate
payment of such benefits will be made from DRS, assets and liabilities associated with these employee benefits which have been accumulated at Virginia Power should be
transferred to DRS. A schedule showing the estimated journal entries accounting for the transfer of these employee benefit-related assets and liabilities is contained in Exhibit 9.
In the future, DRS expects to continue its efforts to develop its own capacity to perform services covered by the New Support Agreement.  As that occurs, and as
DRS staffs
accordingly, the need will continue to arise for additional general plant assets, assets
under capital leases and employee benefit-related assets and liabilities to be transferred
from Virginia Power to DRS.  Virginia Power and DRS respectfully request the
Commission to exercise its authority under Section 56-77A to exempt such future transfers of assets and liabilities from the prior approval requirements of
Section 56-77B so long as such
transfers are conducted in accordance with the procedures approved by the Commission
in this proceeding, timely reports of such transfers are submitted to the Commission, and
subject to such other limitations as the Commission determines are appropriate.
10.	In order for DRS to be able to perform the services that will no longer be
performed by Virginia Power beginning January 1, 2001, DRS needs to acquire the assets and liabilities proposed to be transferred from Virginia Power described above. Virginia
Power and DRS request the Commission to approve the transfer of assets and liabilities, as proposed.
	WHEREFORE, Virginia Power respectfully requests the Commission to issue an order; (a) approving the New Services Agreement and the New Support Agreement, (b) terminating the Original Services Agreement and the Original Support Agreement, (c) approving the proposed transfer of Virginia Power assets and liabilities to DRS, all effective on the later of January 1, 2001 or the closing of the merger between DRS and
CNG Service; and (d) exempting under Section 56-77B future similar transfers of assets and liabilities from Virginia Power to DRS from the prior approval requirements of subsection A of that section.


						Respectfully submitted,

						VIRGINIA ELECTRIC AND POWER
						COMPANY



						By:  G. Scott Hetzer
						     Senior Vice President and
Treasurer



						DOMINION RESOURCES SERVICES, INC.



						By:  James L. Trueheart
						     Group Vice President and Chief
						     Administrative Officer



						CONSOLIDATED NATURAL GAS
						SERVICE COMPANY, INC.


						By:  James L. Trueheart
						     Group Vice President

VERIFICATION

	I, G. Scott Hetzer, Senior Vice President and Treasurer of
VIRGINIA ELECTRIC
AND POWER COMPANY, do solemnly swear that the facts stated in the foregoing petition and Exhibits thereto are to the best of my knowledge and belief true and correct and that said statements of fact constitute a complete statement of matters to which they relate.
						G. Scott Hetzer

	Subscribed and sworn to me this 22 day of September, 2000.

						Brenda G. Long
						Notary Public

	My Commission Expires:  August 31, 2003



VERIFICATION

	I, James L. Trueheart,Group Vice President and Chief
Administrative Officer of
DOMINION RESOURCES SERVICES, INC., do solemnly swear that the facts stated in the foregoing petition and Exhibits thereto are to the best of my knowledge and belief true and correct and that said statements of fact constitute a complete statement of matters to which they relate.
						James L. Trueheart

	Subscribed and sworn to me this 22nd day of September, 2000.

						Brenda G. Long
						Notary Public

	My Commission Expires:  August 31, 2003



VERIFICATION

	I, James L. Trueheart, Group Vice President of CONSOLIDATED
NATURAL
GAS SERVICE COMPANY, INC., do solemnly swear that the facts stated in the foregoing petition and Exhibits thereto are to the best of my knowledge and belief true and correct and that said statements of fact constitute a complete statement of matters to which they relate.
						James L. Trueheart

	Subscribed and sworn to me this 22nd day of September, 2000.

						Brenda G. Long
						Notary Public

	My Commission Expires:  August 31, 2003